As filed with the Securities and Exchange Commission on December 10, 1998
                                                      Registration No. 333-59793
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                        Post-Effective Amendment No. 1 to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------


                               Henry Schein, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware             135 Duryea Road             11-3136595
      (State or other    Melville, New York 11747      (I.R.S. Employer
      jurisdiction of         (516) 843-5500        Identification Number)
       incorporation
      or organization)
                               Stanley M. Bergman
                            Chairman, Chief Executive
                              Officer and President
                               Henry Schein, Inc.
                                 135 Duryea Road
                            Melville, New York 11747
                                 (516) 843-5500
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)



                                   Copies to:

  Robert A. Cantone, Esq.                  Mark E. Mlotek, Esq.
    Proskauer Rose LLP         Vice President, General Counsel and Secretary
       1585 Broadway                        Henry Schein, Inc.
 New York, New York 10036                     135 Duryea Road
      (212) 969-3000                     Melville, New York 11747
                                              (516) 843-5500

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

This post-effective amendment is being filed for the purpose of removing from registration the 409,500 shares of Common Stock remaining unsold as of the date hereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on December 10, 1998.

                                          Henry Schein, Inc.

                                              /s/ STANLEY M. BERGMAN
                                          By:___________________________________
                                               Stanley M. Bergman
                                               Chairman, Chief Executive Officer
                                               and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Capacity                      Date

/s/ STANLEY M. BERGMAN    Chairman, Chief Executive Officer,   December 10, 1998
________________________  President and Director (principal
Stanley M. Bergman        executive officer)


           *
________________________
James P. Breslawski       Executive Vice Chairman and Director December 10, 1998


           *              Senior Vice President, Chief Fin.    December 10, 1998
________________________  Officer and Director (principal
                          financial and accounting officer)
Steven Paladino


           * Senior Vice President-Administration December 10, 1998 ________________________ and Customer Satisfaction and Director
Gerald A. Benjamin


           *              Vice President-Human Resources,      December 10, 1998
________________________  Special Counsel and Director
Leonard A. David


           *              Vice President, General Counsel,     December 10, 1998
_______________________   Secretary and Director
Mark E. Mlotek

           *              Director                             December 10, 1998
_______________________
Marvin H. Schein


*By:   /s/ STANLEY M. BERGMAN
       Stanley M. Bergman
       Attorney-in-Fact

                       [Letterhead of Proskauer Rose LLP]



December 10, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:           Henry Schein, Inc.
                      Registration No. 333-59793

Ladies and Gentlemen:

On behalf of our client, Henry Schein, Inc. (the "Company"), we herewith transmit for filing pursuant to the Securities Act of 1933, Post-Effective Amendment No. 1 to the above-referenced Registration Statement for the purposes of deregistering the securities remaining unsold thereunder.

If the Staff has any questions or requires additional information, please do not hesitate to call the undersigned at 212.969.3248.

Respectfully,


/S/ EDWARD W. SCHEUERMANN
Edward W. Scheuermann

cc: H. Christopher Owings, Esq.
    Assistant Director

    Michael Ettinger, Esq.
    Associate General Counsel